UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): October 7, 2005

                               MOTIENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         Delaware                          0-23044               93-0976127
(State or Other Jurisdiction of          (Commission           (IRS Employer
       Incorporation)                    File Number)       Identification No.)

     300 Knightsbridge Pkwy.
        Lincolnshire, IL                                               60069
      (Address of Principal                                         (Zip Code)
       Executive Offices)

        Registrant's telephone number, including area code: 847-478-4200

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                           Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among others, those under the caption "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2004, our quarterly report on Form 10-Q for the quarter ended June 30, 2005, and our recently filed registration statements on Form S-1. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the "SEC") from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 7.01 - Regulation FD Disclosure

On October 14, 2005, a brief in support of a motion to dismiss in the case of Highland Legacy Limited v. Steven G. Singer, et al, was filed in the Delaware Court of Chancery, and is attached hereto as Exhibit 99.1. Motient recently announced that it had completed an internal investigation into substantially the same allegations that Mr. Dondero had raised in his complaint, and that Motient's Audit Committee and their special independent counsel had found no basis for any of his allegations. Motient's internal investigation of possible breaches of fiduciary duties by Mr. Dondero is still ongoing. Mr. Dondero has not cooperated with this investigation.

This information is furnished, not filed, pursuant to Regulation FD.

Item 8.01  Other Events.

On October 7, 2005, Highland Equity Focus Fund, L.P., Highland Crusader Offshore Partners, L.P., Highland Capital Management Services, Inc. and Highland Capital Management, L.P., each of which is a holder of Series A Preferred Stock of Motient and is affiliated with James D. Dondero, a director of Motient, filed a class action complaint in the Court of Chancery of the State of Delaware against Motient Corporation and all of the directors of Motient other than Mr. Dondero,

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requesting that the court enjoin Motient's ongoing exchange offer for the Series
A Preferred Stock. The plaintiffs had initially sought expedited discovery, but on October 12, 2005, they withdrew that request. Motient can provide no assurance, however, that they will not reinstate such request in the future. Motient intends to defend this litigation and believes that it is without merit.

The plaintiffs in this new lawsuit have previously brought suit against Motient in Dallas, Texas alleging that the Series A Preferred Stock is void and seeking rescission of their purchase of the Series A Preferred Stock. Motient views this new lawsuit as an attempt by Mr. Dondero to prevent other holders of Series A Preferred Stock who wish to participate in the exchange offer from doing so.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibit 99.1 Motion to Dismiss




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MOTIENT CORPORATION



                               By:/s/ Robert Macklin
                                  ----------------------
                                  Robert Macklin
                                  Vice President,
                                  Secretary and General Counsel

Date:  October 17, 2005


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